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                                                    Morgan
                                                    & Company
                                                    Chartered Accountants






                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the use in the Registration Statement of Coyote Ventures Corp. (the "Company") on Form S-8 relating to the registration of 1,736,250 common shares to be issued by the Company pursuant to the exercise of options granted under its 2002 Stock Option Plan, of our Auditors' Report, dated November 5, 2002, on the consolidated balance sheets of the Company as of August 31, 2002 and 2001, and the related consolidated statements of loss and deficit accumulated during the development stage, cash flows, and stockholders' equity for the years ended August 31, 2002 and 2001, and for the period from inception, May 26, 2000, to August 31, 2002.




Vancouver,  Canada                                        /s/ Morgan  &  Company
December  18,  2002                                       Chartered  Accountants












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